CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Greenspring Fund, Inc. and to the use of our report dated February 26, 2020 on the financial statements and financial highlights of Greenspring Fund, Inc. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP
TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2020